                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No.3 to
Registration Statement No. 333-152119 on Form F-3 of our report, dated March 31,
2008, relating to the consolidated financial statements of Metalink Ltd. (the
"Company") appearing in the Annual Report on Form 20-F of the Company for the
year ended 2007, and to the reference to us under the heading "Experts" in the
Prospectus, which is part of this Registration Statement.

/s/ BRIGHTMAN ALMAGOR & CO
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BRIGHTMAN ALMAGOR & CO
Certified Public Accountants
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
August 25, 2008